Amendment
to Amended and Restated
Investment Sub-Advisory Agreement Between
Jackson National Asset Management, LLC
and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement effective as of November 8, 2001, Amended and Restated effective as of the 18th day of February 2004, and further Amended and Restated effective as of the 1st day of December, 2012 (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (“Funds”) of JNL Series Trust.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Adviser and the Sub-Adviser have agreed to reduce the sub-advisory fees for the JNL/Mellon Capital S&P 500 Index Fund as set forth on Schedule B, and, in connection with said reductions, Schedule B to the Agreement must be amended.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated June 3, 2013, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 9th day of July 2013, effective June 3, 2013.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Janet Lee
Name:	Mark D. Nerud	Name:	Janet Lee
Title:	President and CEO	Title:	Director

Schedule B
Dated June 3, 2013
(Compensation)

JNL/Mellon Capital Bond Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital European 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Global Alpha Fund
Average Daily Net Assets	Annual Rate
$0 to $200 million	0.60%
$200 to $400 million	0.55%
$400 to $600 million	0.50%
$600 to $800 million	0.45%
$800 to $900 million	0.40%
Over $900 million	0.35%

JNL/Mellon Capital International Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Small Cap Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Utilities Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.